                                                                     EXHIBIT 4.5

                          RESIGNATION OF WARRANT AGENT

        This Resignation of Warrant Agent is executed as of November 30, 1998 by and between Aviation Group, Inc., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

                                R E C I T A L S:
                                - - - - - - - -

        WHEREAS, the Company, the Warrant Agent and Duke & Co., Inc., a Florida corporation, are parties to that certain Warrant Agreement dated as of August 13, 1997 (the "Warrant Agreement"), pursuant to which the Company issued Redeemable Common Stock Purchase Warrants to purchase an aggregate of 1,150,000 shares of Common Stock (the "Warrants");

        WHEREAS, the Company has requested the resignation of the Warrant Agent in order for the Company to appoint a new Warrant Agent in connection with the Warrants and the Warrant Agreement;

        NOW, THEREFORE, for and in consideration of the premises, the Warrant Agent does hereby resign as Warrant Agent under the Warrant Agreement effective as of December 15, 1998. The Company waives any requirement that the Warrant Agent give thirty (30) days' prior written notice to the Company of such resignation. The Company acknowledges that the Warrant Agent will be discharged from all further duties and liabilities under the Warrant Agreement upon effectiveness of the resignation (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct).

        EXECUTED as of the date first above written.

                                    CONTINENTAL STOCK TRANSFER & TRUST
                                    COMPANY


                                    By: /s/ WILLIAM F. SEEGRABER
                                        ----------------------------------------
                                    Name:   William F. Seegraber
                                    Title:  Vice President
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                                    AVIATION GROUP, INC.


                                    By: /s/ TOM SMITH
                                        ----------------------------------------
                                    Name:   Tom Smith
                                    Title:  President


                          APPOINTMENT OF WARRANT AGENT
                       AND ASSUMPTION OF WARRANT AGREEMENT

        This Appointment of Warrant Agent and Assumption of Warrant Agreement is dated as of November 18, 1998 by and between Aviation Group, Inc., a Texas corporation ("Company"), and Securities Transfer Corporation, a Texas corporation ("New Warrant Agent").

                                R E C I T A L S:
                                - - - - - - - -

        WHEREAS, the Company, Continental Stock Transfer & Trust Company ("Old Warrant Agent") and Duke & Co., Inc., a Florida corporation ("Underwriter"), are parties to that certain Warrant Agreement dated as of August 13, 1997 ("Warrant Agreement") pursuant to which the Company has issued certain Redeemable Common Stock Purchase Warrants to purchase up to 1,150,000 shares of the Company's Common Stock (the "Warrants");

        WHEREAS, Old Warrant Agent has resigned as "Warrant Agent" under the Warrant Agreement;

        WHEREAS, the Company desires to appoint New Warrant Agent as the Warrant Agent under the Warrant Agreement, and New Warrant Agent desires to accept such appointment and assume the obligations of Warrant Agent under the Warrant Agreement;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and responsibilities set forth herein, the parties hereto agree as follows:

        1. The Company does hereby appoint New Warrant Agent as the Warrant Agent under the Warrant Agreement.

        2. New Warrant Agent does hereby assume the obligations and duties of the Warrant Agent arising under the Warrant Agreement.

        3. This Appointment of Warrant Agent and Assumption of Warrant Agreement shall be effective as of December 15, 1998.
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        EXECUTED as of the date first above written.

                                    AVIATION GROUP, INC.

                                    By:    /s/ RICHARD MORGAN
                                           -------------------------------
                                    Name:  Richard Morgan
                                    Title: Chief Financial Officer,
                                           Executive Vice President

                                    SECURITIES TRANSFER CORPORATION


                                    By:    /s/ KEVIN HALTER, JR.
                                           -------------------------------
                                    Name:  Kevin Halter, Jr.
                                    Title: President